Execution

AMENDMENT TO AMENDED AND RESTATED MASTER CUSTODIAN

AGREEMENT

This Amendment (the “Amendment”) is entered into and effective as of May 7, 2026 amending the Amended and Restated Master Custodian Agreement dated as of July 15, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”) by and between State Street Bank and Trust Company (the “Custodian”) and each management investment company identified on Appendix A thereto (in each case, a “Fund”), including, if applicable, each series of the Fund identified on Appendix A thereto.

W I T N E S S E T H:

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.

Amendment and Restatement of Appendix A. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto in order to amend such Appendix A to reflect the share class of each Portfolio identified therein that offers a class of exchange-traded shares that operates as an exchange-traded fund as an “ETF Client.”

2.

Provision of ETF Services. New Section 21 (Provision of ETF Services), as reflected in Exhibit 1 to this Amendment and which shall apply only with respect to the ETF Clients, is hereby added to the Agreement as Section 21 (Provision of ETF Services) thereof.

3.	Use of Data. Section 20.12 (Use of Data) is hereby amended to add the following language to the end of section (a) thereof:

“Each party may store confidential information with third-party providers of information technology services, and permit access to confidential information by such providers as reasonably necessary for the receipt of cloud computing and storage services and related hardware and software maintenance and support. Such confidential information must be disclosed under obligations of confidentiality.”

4.	Delegation. New Section 22 (Delegation) as reflected on Exhibit 2 to this Amendment is hereby added to the Agreement as Section 22 (Delegation) thereof.

5.	Defined Terms. Terms used in this Amendment but not defined herein shall have the meaning ascribed to them in the Agreement.

6.

One Agreement. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Upon the execution of this Amendment, this Amendment and the Agreement shall form one agreement.

7.

Governing Law. This Amendment shall be governed by, and construed in accordance with, the choice of law set forth in the Agreement (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

8.

Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

EACH OF THE MANAGEMENT INVESTMENT COMPANIES AND SERIES SET FORTH ON APPENDIX A HERETO

By:	/s/ Marc J. Cardella

Name: Marc J. Cardella
Title: SMD, Principal Financial Officer, Nuveen

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Julie Fisher

Name:	Julie Fisher
Title:	Senior Vice President

APPENDIX A

TO

AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT

July 15, 2015

(Updated as of May 7, 2026)

NUVEEN CLOSED-END MANAGEMENT INVESTMENT COMPANIES

Nuveen AMT-Free Municipal Credit Income Fund f/k/a Nuveen Enhanced AMT-Free Municipal Credit Opportunities Fund*

Nuveen AMT-Free Municipal Value Fund*

Nuveen AMT-Free Quality Municipal Income Fund f/k/a Nuveen AMT-Free Municipal Income Fund*

Nuveen Arizona Quality Municipal Income Fund f/k/a Nuveen Arizona Premium Income Municipal Fund*

Nuveen California AMT-Free Quality Municipal Income Fund f/k/a Nuveen California AMT- Free Municipal Income Fund*

Nuveen California Municipal Value Fund f/k/a Nuveen California Municipal Value, Inc.*

Nuveen California Quality Municipal Income Fund f/k/a Nuveen California Dividend Advantage Municipal Fund*

Nuveen California Select Tax-Free Income Portfolio*

Nuveen Core Equity Alpha Fund#

Nuveen Core Plus Impact Fund (effective March 15, 2021)

Nuveen Credit Strategies Income Fund

Nuveen Dow 30SM Dynamic Overwrite Fund#

Nuveen Dynamic Municipal Opportunities Fund*

Nuveen Emerging Markets Debt 2022 Target Term Fund

Nuveen Enhanced CLO Income Fund

Nuveen Enhanced Floating Rate Income Fund

Nuveen Enhanced High Yield Municipal Bond Fund f/k/a Nuveen Strategic Municipal Credit Fund *

Nuveen Floating Rate Income Fund

Nuveen Global High Income Fund

Nuveen Corporate Income 2023 Target Term Fund f/k/a Nuveen High Income 2023 Target Term Fund

Nuveen Corporate Income November 2021 Target Term Fund f/k/a Nuveen High Income November 2021 Target Term Fund

Nuveen Intermediate Duration Municipal Term Fund*

Nuveen Intermediate Duration Quality Municipal Term Fund*

Nuveen Loan Opportunities Fund

Nuveen Massachusetts Quality Municipal Income Fund f/k/a Nuveen Massachusetts Premium Income Municipal Fund*

Nuveen Minnesota Quality Municipal Income Fund f/k/a Nuveen Minnesota Municipal Income Fund*

Nuveen Missouri Quality Municipal Income Fund f/k/a Nuveen Missouri Premium Income Municipal Fund*

Nuveen Mortgage and Income Fund f/k/a Nuveen Mortgage Opportunity Term Fund

Nuveen Multi-Asset Income Fund

Nuveen Multi-Market Income Fund

Nuveen Municipal 2021 Target Term Fund*

Nuveen Municipal Credit Income Fund f/k/a Nuveen Enhanced Municipal Credit Opportunities Fund*

Nuveen Municipal Credit Opportunities Fund*

Nuveen Municipal High Income Opportunity Fund*

Nuveen Municipal Income Fund, Inc.*

A-1

Nuveen Municipal Income Opportunities Fund*

Nuveen Municipal Value Fund, Inc.*

Nuveen NASDAQ 100 Dynamic Overwrite Fund#

Nuveen New Jersey Quality Municipal Income Fund f/k/a Nuveen New Jersey Dividend Advantage Municipal Fund*

Nuveen New York AMT-Free Quality Municipal Income Fund f/k/a Nuveen New York AMT-Free Municipal Income Fund*

Nuveen New York Municipal Value Fund f/k/a Nuveen New York Municipal Value Fund, Inc.*

Nuveen New York Quality Municipal Income Fund f/k/a Nuveen New York Dividend Advantage Municipal Fund*

Nuveen New York Select Tax-Free Income Portfolio*

Nuveen Pennsylvania Quality Municipal Income Fund f/k/a Nuveen Pennsylvania Investment Quality Municipal Fund*

Nuveen Preferred and Income 2022 Term Fund

Nuveen Preferred Securities & Income Opportunities Fund f/k/a Nuveen Preferred and Income Term Fund

Nuveen Preferred & Income Opportunities Fund# f/k/a Nuveen Preferred Income Opportunities Fund

Nuveen Preferred & Income Securities Fund f/k/a Nuveen Preferred Securities Income Fund

Nuveen Quality Municipal Income Fund f/k/a Nuveen Dividend Advantage Municipal Fund*

Nuveen Real Asset Income and Growth Fund

Nuveen Real Estate Income Fund

Nuveen S&P 500 Buy-Write Income Fund#

Nuveen S&P 500 Dynamic Overwrite Fund#

Nuveen Select Maturities Municipal Fund*

Nuveen Select Tax-Free Income Portfolio*

Nuveen Taxable Municipal Income Fund f/k/a Nuveen Build America Bond Fund

Nuveen Variable Rate Preferred & Income Fund

Nuveen Virginia Quality Municipal Income Fund f/k/a Nuveen Virginia Premium Income Municipal Fund*

NUVEEN OPEN-END MANAGEMENT INVESTMENT COMPANIES

NUVEEN MUNICIPAL TRUST, on behalf of:

Nuveen All-American Municipal Bond Fund*

Nuveen High Yield Municipal Bond Fund*

Nuveen Intermediate Duration Municipal Bond Fund*

Nuveen Limited Term Municipal Bond Fund*

Nuveen Short Duration High Yield Municipal Bond Fund*

Nuveen Strategic Municipal Opportunities Fund*

NUVEEN MULTISTATE TRUST I, on behalf of:

Nuveen Arizona Municipal Bond Fund*

Nuveen Colorado Municipal Bond Fund*

Nuveen Maryland Municipal Bond Fund*

Nuveen New Mexico Municipal Bond Fund*

Nuveen Pennsylvania Municipal Bond Fund*

Nuveen Virginia Municipal Bond Fund*

NUVEEN MULTISTATE TRUST II, on behalf of:

Nuveen California High Yield Municipal Bond Fund*

Nuveen California Municipal Bond Fund*

Nuveen Connecticut Municipal Bond Fund*

Nuveen Massachusetts Municipal Bond Fund*

Nuveen New Jersey Municipal Bond Fund*

Nuveen New York Municipal Bond Fund*

NUVEEN MULTISTATE TRUST III, on behalf of:

Nuveen Georgia Municipal Bond Fund*

Nuveen Louisiana Municipal Bond Fund*

Nuveen North Carolina Municipal Bond Fund*

NUVEEN MULTISTATE TRUST IV, on behalf of:

Nuveen Kansas Municipal Bond Fund*

Nuveen Kentucky Municipal Bond Fund*

Nuveen Michigan Municipal Bond Fund*

Nuveen Missouri Municipal Bond Fund*

Nuveen Ohio Municipal Bond Fund*

Nuveen Wisconsin Municipal Bond Fund*

NUVEEN INVESTMENT TRUST, on behalf of:

Nuveen Global Equity Income Fund# f/k/a Nuveen NWQ Global Equity Income Fund

Nuveen Multi-Cap Value Fund# f/k/a Nuveen NWQ Multi-Cap Value Fund

Nuveen Large Cap Value Opportunities Fund# f/k/a Nuveen Large-Cap Value Fund

Nuveen Small-Cap Value Opportunities Fund# f/k/a Nuveen NWQ Small-Cap Value Fund

Nuveen Small/Mid-Cap Value Fund# f/k/a Nuveen NWQ Small/Mid-Cap Value Fund

NUVEEN INVESTMENT TRUST II, on behalf of:

Nuveen Equity Long/Short Fund#

Nuveen International Value Fund# f/k/a Nuveen NWQ International Value Fund

Nuveen Dividend Growth Fund# f/k/a Nuveen Santa Barbara Dividend Growth Fund

      **ETF Class

Nuveen Global Dividend Growth Fund# f/k/a Nuveen Santa Barbara Global Dividend Growth Fund

Nuveen International Dividend Growth Fund# f/k/a Nuveen Santa Barbara International Dividend Growth Fund

Nuveen International Small Cap Fund# f/k/a Nuveen Winslow International Small Cap Fund

Nuveen Winslow Large-Cap Growth ESG Fund# f/k/a Nuveen Winslow Large-Cap Growth Fund

NUVEEN INVESTMENT TRUST III, on behalf of:

Nuveen Floating Rate Income Fund f/k/a Nuveen Symphony Floating Rate Income Fund

Nuveen High Yield Income Fund f/k/a Nuveen Symphony High Yield Income Fund f/k/a Nuveen Symphony Credit Opportunities Fund

NUVEEN INVESTMENT TRUST V, on behalf of:

Nuveen Global Real Estate Securities Fund#

Nuveen Flexible Income Fund f/k/a Nuveen NWQ Flexible Income Fund

Nuveen Preferred Securities and Income Fund f/k/a Nuveen Preferred Securities Fund

NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST, on behalf of:

Nuveen Core Impact Bond Managed Accounts Portfolio

Municipal Total Return Managed Accounts Portfolio*

Nuveen Emerging Markets Debt Managed Accounts Portfolio

Nuveen High Yield Managed Accounts Portfolio

Nuveen Preferred Securities and Income Managed Accounts Portfolio

Nuveen Securitized Credit Managed Accounts Portfolio

Nuveen Ultra Short Municipal Managed Accounts Portfolio

NUVEEN INVESTMENT FUNDS, INC., on behalf of:

Nuveen Dividend Value Fund#

Nuveen Global Infrastructure Fund#

  **ETF Class

Nuveen Credit Income Fund f/k/a Nuveen High Income Bond Fund

Nuveen Large Cap Select Fund#

Nuveen Small/Mid Cap Growth Opportunities Fund# f/k/a Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Value Opportunities Fund# f/k/a Nuveen Mid Cap Value 1 Fund

Nuveen Minnesota Intermediate Municipal Bond Fund*

Nuveen Minnesota Municipal Bond Fund*

Nuveen Nebraska Municipal Bond Fund*

Nuveen Oregon Intermediate Municipal Bond Fund*

Nuveen Real Asset Income Fund

Nuveen Real Estate Securities Fund#

Nuveen Short Term Municipal Bond Fund*

Nuveen Small Cap Growth Opportunities Fund#

Nuveen Small Cap Select Fund#

Nuveen Small Cap Value Fund#

Nuveen Strategic Income Fund

*Tax-Exempt funds eligible for an earnings credit on U.S. cash balances as of April 1, 2020

** = ETF Client

#Equity Funds

Exhibit 1

SECTION 21. PROVISION OF ETF SERVICES.

SECTION 21.1 ETF CLIENT AND DEFINED TERMS. Appendix A hereto reflects as an “ETF Client” the share class of each Portfolio identified therein that offers a class of exchange-traded shares that operates as an exchange-traded fund and that will issue and redeem shares only in aggregations of a specified number of shares, each called a “Creation Unit,” generally in exchange for a basket of securities and/or instruments and a specified cash payment, as more fully described in the Portfolio’s currently effective prospectus and statement of additional information (collectively, the “Prospectus”). Capitalized terms used in this Section 21 without definition shall have the meanings given to them in the Prospectus. For the avoidance of doubt, this Section 21 will only apply with respect to each ETF share class of the Portfolio(s) identified as ETF Clients on Appendix A.

SECTION 21.2 DETERMINATION OF FUND DEPOSIT, ETC. Subject to and in accordance with the directions of the Investment Manager, the Custodian shall determine for each Portfolio with respect to its ETF Client after the end of each trading day on the exchange upon which such ETF Client is traded (the “Exchange”), in accordance with Board policies and the procedures set forth in the Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities, (ii) the cash component, and (iii) the amount of cash redemption proceeds (all as described in the Prospectus) required for the issuance or redemption, as the case may be, of Creation Units on such date. The Custodian shall provide or cause to be provided this information to the Portfolio’s distributor and other persons as instructed according to Board policies and shall disseminate such information on each day that the Exchange is open, including through the facilities of the National Securities Clearing Corporation (the “NSCC”), prior to the opening of trading on the Exchange.

SECTION 21.3 ALLOCATION OF DEPOSIT SECURITY SHORTFALLS. Each Portfolio with respect to its ETF Client acknowledges that the Custodian maintains only one account on the books of the NSCC for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Portfolio (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.

SECTION 21.4 CREATION AND REDEMPTION OF CREATION UNITS.

1)

Creation. The Custodian shall receive and deposit into the Portfolio’s account such payments as are received for ETF Client shares issued or sold in Creation Units. The Custodian will provide timely notification to the Portfolio on behalf of its ETF Client and the Transfer Agent of any receipt of such payments by the Custodian.

2)

Redemption. Upon receipt of instructions from the Portfolio’s Transfer Agent, the Custodian shall set aside funds and securities of the Portfolio on behalf of its ETF Client to the extent available for payment to, or in accordance with the instructions of, Authorized Participants who have delivered to the Transfer Agent a request for redemption of their shares, in Creation Units, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (or such securities in lieu thereof as may be designated by the Investment Manager in accordance with the Prospectus) for such Portfolio on behalf of its ETF Client and the Cash Redemption Amount, if applicable, less any applicable Redemption Transaction Fee. The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTC system or through wire transfer in the case of redemptions effected outside of the DTC system.

Exhibit 2

SECTION 22.  DELEGATION.

The Custodian shall have the right, without the consent or approval of any Fund, to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated, to provide or assist it in the provision of any part of the services provided pursuant to this Agreement other than services required by applicable law to be performed by an Eligible Foreign Custodian, U.S. Securities System or Foreign Securities System (each, a “Delegate” and collectively, the “Delegates”) without the consent or approval of the Fund. The Custodian shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Custodian had provided such services and committed such acts and omissions itself. Unless otherwise agreed in a written fee schedule, the Custodian shall be responsible for the compensation of its Delegates. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement.

The Custodian will provide the Fund with information regarding its global operating model for the delivery of the services provided hereunder on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Custodian that perform or may perform parts of the services (excluding services performed by Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems), and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Fund may reasonably request from time to time.

Nothing in this section shall limit or restrict the Custodian’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services.